                                                                     Exhibit 2.1
                                                                     -----------

================================================================================
                         AGREEMENT AND PLAN OF MERGER

                         dated as of November 10, 1998

                                 by and among

                                  GEOCITIES,

                      GEOCITIES ACQUISITION CORPORATION,

                                STARSEED, INC.,

                             CHARLEY LANUSSE III,

                                  SAGE WEIL,

                                      and

                                  ERIC TURNER

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                      PAGE
                                                                      ----
ARTICLE I THE MERGER......................................................1
     1.1   Merger; Effective Time of the Merger...........................1
     1.2   Closing........................................................1
     1.3   Effective Time.................................................1
     1.4   Effect of the Merger...........................................1
     1.5   Tax-Free Reorganization; Exempt Transaction....................2
     1.6   Taking of Necessary Further Action.............................2
ARTICLE II EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES.................2
     2.1   Effect on Common Stock.........................................2
     2.2   Appraisal Rights...............................................4
     2.3   Surrender of Starseed Common Stock Certificates and
           Delivery of GeoCities Common Stock Certificates and Cash.......4
     2.4   No Further Ownership Rights in Starseed Common Stock...........6
     2.5   Lost, Stolen or Destroyed Certificates.........................6
     2.6   Restricted Securities..........................................6
     2.7   Registration Rights............................................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF STARSEED AND THE FOUNDERS...7
     3.1   Corporate Existence, Good Standing and Authority...............7
     3.2   Capitalization.................................................7
     3.3   Subsidiaries...................................................8
     3.4   Financial Statements...........................................8
     3.5   Operating Data.................................................8
     3.6   Absence of Certain Changes.....................................8
     3.7   Properties....................................................10
     3.8   Accounts Receivable...........................................10
     3.9   Indebtedness..................................................10
     3.10  Litigation....................................................11
     3.11  No Breach.....................................................11
     3.12  Employees and Employee Benefit Plans..........................11
     3.13  Insurance.....................................................14
     3.14  Contracts and Permits.........................................14
     3.15  Charter Documents.............................................16
     3.16  Directors, Officers and Employees.............................16
     3.17  Powers of Attorney; Bank Accounts.............................16
     3.18  Environmental Matters.........................................17
     3.19  Affiliate Relationships.......................................18
     3.20  No Termination of Business Relationship.......................18
     3.21  Compliance with Law; Governmental Consent.....................18
     3.22  Consents of Non-Governmental Third Parties; Third Party
           Interests.....................................................19
     3.23  Patents, Trademarks, etc......................................19
     3.24  Employees.....................................................20
     3.25  June and July 1998 Common Stock Sales and Status of
           Planet Symphony...............................................20
     3.26  Brokers or Finders............................................20
     3.27  Taxes.........................................................20

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
     3.28  Voting Agreement..............................................21
     3.29  No Undisclosed Liabilities....................................21
     3.30  Change of Control Payments....................................21
     3.31  Workers' Compensation.........................................21
     3.32  Year 2000 Compliant...........................................21
     3.33  Disclosure....................................................22
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GEOCITIES AND SUB...........22
     4.1   Organization and Standing; Certificate of Incorporation
           and Bylaws....................................................22
     4.2   Capitalization................................................22
     4.3   Authorization.................................................23
     4.4   Compliance with Other Instruments.............................23
     4.5   Governmental Consent, etc.....................................23
     4.6   SEC Documents; GeoCities Financial Statements.................24
     4.7   Litigation....................................................24
ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
AGREEMENTS...............................................................24
     5.1   Conduct of Business of Starseed...............................24
     5.2   Access to Information.........................................27
     5.3   Other Negotiations............................................27
     5.4   Breach of Representations and Warranties......................28
     5.5   Consents......................................................28
     5.6   Best Efforts..................................................28
     5.7   Preparation of Information Statement; Starseed
           Board Recommendation..........................................28
     5.8   Expenses; Payment of Liabilities by GeoCities.................29
     5.9   Public Announcements..........................................29
     5.10  Escrow Agreement..............................................30
     5.11  FIRPTA........................................................30
     5.12  Stock Options.................................................30
     5.13  NMS Listing...................................................31
     5.14  Operations....................................................31
     5.15  Investor Representation Letters...............................31
     5.16  Registration Rights...........................................31
     5.17  Performance Options...........................................32
     5.18  Employment Offer Letters and Participation in GeoCities'
           1998 Stock Incentive Plan.....................................32
     5.19  Consents of KPMG Peat Marwick.................................32
ARTICLE VI CONDITIONS PRECEDENT..........................................32
     6.1   Conditions to Each Party's Obligation to Effect the Merger....32
     6.2   Conditions of Obligations of GeoCities and Sub................33
     6.3   Conditions of Obligations of Starseed.........................34
ARTICLE VII TERMINATION..................................................36
     7.1   Termination...................................................36
ARTICLE VIII INDEMNIFICATION AND ESCROW FUND.............................37
     8.1   Indemnity and Escrow Fund.....................................37
     8.2   Escrow Period.................................................38
     8.3   Claims Upon Escrow Fund.......................................38

                               TABLE OF CONTENTS
                               -----------------

     8.4   Objections to Claims..........................................38
     8.5   Attempt to Resolve Conflicts; Arbitration.....................38
     8.6   Shareholders' Agent...........................................40
     8.7   Actions of the Shareholders' Agent............................40
     8.8   Third-Party Claims............................................40
     8.9   Limitations...................................................41
ARTICLE IX HOLDBACK SECURITIES...........................................42
ARTICLE X GENERAL PROVISIONS.............................................42
     10.1  Survival of Representations, Warranties and Agreements........42
     10.2  Amendment.....................................................42
     10.3  Extension; Waiver.............................................42
     10.4  Notices and Consents..........................................42
     10.5  Interpretation................................................44
     10.6  Counterparts..................................................44
     10.7  Entire Agreement..............................................44
     10.8  No Transfer...................................................44
     10.9  Severability..................................................44
     10.10 Other Remedies................................................44
     10.11 Further Assurances............................................44
     10.12 Absence of Third-Party Beneficiary Rights.....................45
     10.13 Mutual Drafting...............................................45
     10.14 Governing Law.................................................45
     10.15 September 1, 1998 Letter Agreement............................45
     10.16 Tigress the Cat...............................................45

EXHIBITS

Exhibit 3.28     Voting Agreement
Exhibit 5.2      Confidentiality Agreement
Exhibit 5.3      Promissory Note
Exhibit 5.10     Escrow Agreement
Exhibit 5.15     Investor Representation Letters
Exhibit 5.16     Declaration of Registration Rights
Exhibit 6.2(d)   Opinions of Tonkon Torp LLP
Exhibit 6.2(e)   Opinions of Liskow & Lewis
Exhibit 6.2(g)   Noncompetition/Nonsolicitation  Agreement
Exhibit 6.3(c)   Opinions of Brobeck, Phleger & Harrison LLP
Exhibit 6.3(e)   Employment Letter for Charley Lanusse
Exhibit 6.3(f)   Consulting Agreement for Sage Weil
Exhibit 8.1      Additional Indemnifiable Items

                               TABLE OF CONTENTS
                               -----------------


SCHEDULES

Starseed Disclosure Schedule
GeoCities Disclosure Schedule

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER is dated as of November 10, 1998 among GEOCITIES, a Delaware corporation ("GeoCities"), GEOCITIES ACQUISITION
                                   -----------
CORPORATION, a Delaware corporation and a wholly-owned subsidiary of GeoCities ("Sub"), STARSEED, INC., a Louisiana corporation ("Starseed"), and CHARLES
 -----                                            ----------
LANUSSE III ("Lanusse"), SAGE WEIL ("Weil") and ERIC TURNER ("Turner")
             ---------              ------                   --------
(individually, a "Founder" and collectively, the "Founders").
                 ---------                       ----------

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, GeoCities, Sub, Starseed, and the Founders hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  Merger; Effective Time of the Merger. Upon the terms and conditions
          ------------------------------------
hereinafter set forth and in accordance with the Louisiana Business Corporation Law ("LBCL") and the General Corporation Law of the State of Delaware (the
     ------
"DGCL"), at the Effective Time (as defined in Section 1.3 below), Starseed shall
------
be merged with and into Sub (the "Merger"), and thereupon, the separate
                                 --------
existence of Starseed shall cease and Sub, as the Surviving Corporation (as defined in Section 1.4 below), shall continue to exist under and be governed by the DGCL.

     1.2  Closing. Subject to the terms and conditions of this Agreement, the
          -------
closing of the Merger (the "Closing") shall take place at the offices of
                           ---------
Brobeck, Phleger & LLP, 38 Technology Drive, Irvine, California 92618, as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
                               --------------

     1.3  Effective Time. As soon as practicable after all of the conditions set
          --------------
forth in Article VI are satisfied or waived, the parties hereto shall cause certificates of merger ("Certificates of Merger") meeting the requirements of
                        ------------------------
Section 252 of the DGCL and Section 12:112 of the LBCL to be properly executed and filed in accordance with the DGCL and LBCL, respectively, on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").
----------------

     1.4  Effect of the Merger. At the Effective Time (i) the separate existence
          --------------------
of Starseed shall cease and Starseed shall be merged with and into Sub (Sub and Starseed are sometimes referred to herein as the "Constituent Corporations," and
                                                  ------------------------
Sub after and giving effect to the Merger is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Sub shall be
 ---------------------
the Certificate of Incorporation of the Surviving Corporation (except that the name as set forth in the Certificate of Incorporation shall become "WebRing,

Inc." in connection with the Merger); (iii) the Bylaws of Sub shall be the Bylaws of the Surviving Corporation; (iv) the directors and officers of Sub shall be the directors and officers of the Surviving Corporation; and (v) the Merger shall have all the effects provided by the applicable provisions of the DGCL.

    1.5   Tax-Free Reorganization; Exempt Transaction. The Merger is intended to
          -------------------------------------------
be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). It is intended that the GeoCities Common
                               ----
Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933 (the "1933 Act"), and the
                                                    --------
qualification requirements of any state "blue sky" laws.

    1.6   Taking of Necessary Further Action. If, at any time after the
          ----------------------------------
Effective Date, any further action is necessary to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take, and shall take, all such action.


                                  ARTICLE II
                EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES

    2.1   Effect on Common Stock. At the Effective Time, by virtue of the Merger
          ----------------------
and without any action on the part of GeoCities, Sub, Starseed, the Founders or the holders of any capital stock of Starseed:

          (a)  Conversion of Starseed Common Stock. Subject to the terms and
               -----------------------------------
conditions of this Agreement, including, without limitation, the liabilities and expense provisions set forth in Section 5.8 hereof, the escrow provisions set forth in Article VIII hereof and the holdback provisions set forth in Article IX hereof, each share of Common Stock of Starseed that is issued and outstanding immediately prior to the Effective Time (the "Starseed Common Stock") (provided,
                                              ---------------------
that shares of Starseed Common Stock, if any, for which the holder has perfected appraisal rights under Section 12:131 of the LBCL ("Dissenting Shares") shall
                                                    -----------------
not be converted into the right to receive any cash or shares of Common Stock of GeoCities ("GeoCities Common Stock") as set forth herein, but shall be converted
            ----------------------
into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the LBCL) will be converted, without any required action on the part of the holder thereof, into a right to receive (i) an amount in cash from GeoCities equal to the quotient obtained by dividing (A) an amount equal to $2,000,000, less (x) one-half of the amount of the insurance premiums for any insurance purchased pursuant to Section 5.1 (the "Indemnity Insurance Premiums"), plus (y) all Indemnity Insurance Premiums in excess of $100,000 by (B) the number of shares of Starseed Common Stock issued and outstanding immediately prior to the Effective Time (the "Cash Payment"),
                                                              ------------
and (ii) a fraction of a share of GeoCities Common Stock equal to the "Exchange
Ratio."                                                                --------
-----

     (b)  The Exchange Ratio.  The Exchange Ratio shall be determined by
          ------------------
          dividing


          (i)  a number of shares equal to (A) 775,000 shares (the "Merger
                                                                    ------
     Shares"), less (B) the aggregate number of shares of GeoCities Common Stock
     ------
     equal to the quotient obtained by dividing (1) an amount equal to the sum of the Excess Starseed Liabilities (as defined below) plus the Transaction Expenses (as defined below) by (2) the Average Price (as defined in Section 2.1(g) below); by

          (ii) the sum of (A) the number of shares of Starseed Common Stock outstanding at the Effective Time, plus (B) the number of shares of Starseed Common Stock that are issuable pursuant to all securities convertible into Starseed Common Stock and all stock options, warrants and other rights (if any) to purchase Starseed Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) the Warrant of Starseed dated September 1, 1998 held by GeoCities (the "GeoCities Warrant") and (ii) the Signing Payment Warrant (as defined in
      -----------------
     Section 5.8 below)), whether or not such convertible securities or options, warrants or other rights are then convertible or exercisable (the "Starseed
     Share Amount").                                                    --------
     ------------
     For purposes of this Agreement, "Excess Starseed Liabilities" means any and
                                      ---------------------------
all liabilities, costs or expenses of Starseed in excess of $100,000 incurred in the ordinary course of business and outstanding as of the Closing Date. "Transaction Expenses" means (x) any and all costs and expenses of Starseed
 --------------------
incurred in connection with the Merger and the transactions contemplated hereby (including, without limitation, fees and expenses of legal counsel, finance advisors and accountants) and (y) an amount equal to one-half of any Indemnity Insurance Premium, which amount shall not exceed $50,000). For purposes of this Agreement, Excess Starseed Liabilities shall exclude (i) amounts owed to GeoCities under both the Promissory Note (as defined in Section 5.3 below) and Signing Promissory Note (as defined in Section 5.8 below), (ii) up to $45,000 of capital lease obligations of Starseed, and (iii) the Transaction Expenses.

          (c)  Stock Options. At the Effective Time, all options to purchase
               -------------
Starseed Common Stock then outstanding shall be assumed by GeoCities in accordance with Section 5.12 hereof.

          (d)  Adjustments to Exchange Ratio. The Exchange Ratio and Cash
               -----------------------------
Payment shall be adjusted accordingly to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into GeoCities Common Stock or Starseed Common Stock), reorganization, recapitalization or other like change with respect to GeoCities Common Stock or Starseed Common Stock occurring after the date of this Agreement and prior to the Effective Time.

          (e)  Fractional Shares. No fraction of a share of GeoCities Common
               -----------------
Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Starseed Common Stock who would otherwise be entitled to a fraction of a share of GeoCities Common Stock (after aggregating all fractional shares of GeoCities Common Stock to be received by such holder) shall receive from GeoCities an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Price.

          (f)  Capital Stock of Sub. Each share of Common Stock of Sub issued
               --------------------
and outstanding immediately prior to the Effective Time shall continue to exist and shall not be affected by the Merger.

          (g)  Average Price. For purposes of this Agreement, the term "Average
               -------------                                            -------
Price" shall mean the average of the closing prices of a share of GeoCities
-----
Common Stock for the five trading days ending on the trading day immediately preceding the Closing Date.

     2.2  Appraisal Rights.
          ----------------

          (a) Holders of Dissenting Shares who have complied with all requirements for perfecting the appraisal rights as set forth in Section 12:131 of the LBCL shall be entitled to their rights under such laws as may be agreed to by such shareholders and Starseed or as finally determined by a court of competent jurisdiction. Each holder of Dissenting Shares who becomes entitled to payment of the value of shares of stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).

          (b) Notwithstanding the provisions of subsection (a), if after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, such shares shall automatically thereupon be converted into and represent only the right to receive GeoCities Common Stock in accordance with
Section 2.1, without interest thereon.

          (c) Starseed shall give GeoCities (i) prompt notice of any written demands for appraisal of any shares of Starseed Common Stock, withdrawals of such demands, and any other instruments served pursuant to the LBCL and received by Starseed which relate to any such demand for appraisal; and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the LBCL. Starseed shall not, except with the prior written consent of GeoCities, voluntarily make any payment with respect to any demands for appraisal of Starseed Common Stock or offer to settle or settle any such demands.

     2.3  Surrender of Starseed Common Stock Certificates and Delivery of
          ---------------------------------------------------------------
GeoCities Common Stock Certificates and Cash.
--------------------------------------------

          (a)  Exchange Agent. Prior to the Closing Date, GeoCities shall
               --------------
appoint U.S. Stock Transfer Corp. or another similar institution, to act as the exchange and paying agent (the "Exchange Agent") in the Merger.
                                --------------

          (b)  GeoCities to Provide Common Stock and Cash. Promptly after the
               ------------------------------------------
Effective Time, GeoCities shall make available to the Exchange Agent for exchange in accordance with this Article II, through such reasonable procedures as GeoCities may adopt, the shares of GeoCities Common Stock issuable at the Effective Time pursuant to Section 2.1 for the outstanding shares of Starseed Common Stock, less (A) such number of shares of GeoCities Common Stock as shall be deposited into the Escrow Fund (as defined in Section 8.1 below) pursuant to the requirements of Article VIII of this Agreement, (B) such number of shares of

GeoCities Common Stock that shall be held by GeoCities pursuant to the requirements of Article IX of this Agreement, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(d). On or prior to the Closing Date, upon the terms and subject to the conditions contained in this Agreement, GeoCities shall pay to the Exchange Agent for application in accordance with Section 2.1(a), an amount in immediately available funds equal to $2,000,000 in the aggregate.

          (c)  Exchange Procedures for Shares of GeoCities Common Stock.
               --------------------------------------------------------
Promptly after the Effective Time, GeoCities shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Starseed Common Stock (the "Certificates") whose shares were converted into shares of GeoCities
            ------------
Common Stock and the Cash Payment pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GeoCities may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the appropriate number of shares of GeoCities Common Stock and the Cash Payment. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GeoCities, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, in exchange therefor, a certificate representing the number of whole shares of GeoCities Common Stock and the Cash Payment which such holder has the right to receive pursuant to Section 2.1. The Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate (except a Certificate representing Dissenting Shares, if any) will be deemed, from and after the Effective Time, to represent solely the right to receive upon such surrender that number of full shares of GeoCities Common Stock and the Cash Payment into which such shares of Starseed Common Stock shall have been so converted in accordance with Section 2.1(a), and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(e).

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to GeoCities Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of GeoCities Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing whole shares of GeoCities Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of GeoCities Common Stock.


          (e)  Transfers of Ownership. If any certificate for shares of
               ----------------------
GeoCities Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to GeoCities or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of GeoCities Common Stock in any name other than that of the registered holder of the Certificate surrendered or established to the satisfaction of GeoCities or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of GeoCities Common Stock or Starseed Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.4  No Further Ownership Rights in Starseed Common Stock. All shares of
          ----------------------------------------------------
GeoCities Common Stock issued and Cash Payment paid upon the surrender for exchange of shares of Starseed Common Stock in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Starseed Common Stock and there shall be no further registration of transfers on the records of Starseed of shares of Starseed Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in
Section 2.3.

     2.5  Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
evidencing shares of Starseed Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of GeoCities Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.1; provided, that GeoCities may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify GeoCities against any loss or cost incurred by or claim that may be made against GeoCities, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.6  Restricted Securities. The shares of GeoCities Common Stock issued in
          ---------------------
connection with the Merger will be "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act. It is understood that the certificates evidencing the shares of GeoCities Common Stock issued in connection with the Merger will bear, one or all of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b)  Any legend required by applicable state law.

     2.7  Registration Rights. Holders of GeoCities Common Stock issued pursuant
          -------------------
to this Agreement shall, as of the Effective Time, be granted certain registration rights with respect to such shares as provided in Section 5.16 of this Agreement.


                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF STARSEED AND THE FOUNDERS

     Except as disclosed in the Starseed Disclosure Schedule attached hereto (the "Starseed Disclosure Schedule"), Starseed and each of the Founders, jointly
      ----------------------------
and severally, represent and warrant to GeoCities and Sub as set forth below.

     3.1  Corporate Existence, Good Standing and Authority. Starseed is a
          ------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Starseed has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it, and has no operations or employees and conducts no business outside of the States or Countries listed in Section 3.1 of the Starseed Disclosure Schedule. Starseed is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have, or reasonably could be expected to have, a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of Starseed (a "Material Adverse Effect") or
                                                    -----------------------
(ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. Starseed has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. All corporate action on the part of each of Starseed and the Founders, and their respective directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith by Starseed and the Founders, and the performance of the respective obligations of Starseed and the Founders hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement and all agreements and other documents to be entered into in connection herewith have been duly executed and delivered by Starseed and the Founders and constitute legal, valid and binding obligations of Starseed and each of the Founders, enforceable against Starseed and each of the Founders in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.2  Capitalization. The authorized capital stock of Starseed consists of
          --------------
10,000,000 shares of Common Stock, no par value per share, of which 1,221,175 shares (including the shares issuable to Keyline Capital Investments, Ltd. ("Keyline") pursuant to Starseed's settlement agreement with Keyline,
  -------
constituting the "Starseed Common Stock" as defined in Section 2.1(a), are
                  ---------------------
issued and outstanding. All of the Starseed Common Stock is owned, beneficially and of record, only by the shareholders listed in Section 3.2 of the Starseed Disclosure Schedule, which lists the names, addresses, number of shares held and whether the shareholder is an "Accredited Investor" as defined in Rule 501 of the 1933 Act.
                   -------------------
All of the Starseed Common Stock has been duly authorized, validly issued and is fully paid and nonassessable and was issued in compliance with all federal and state securities laws (including, without limitation, any filing, notice, qualification or registration requirements with any federal or state authority). Other than as set forth in Section 3.2 of the Starseed Disclosure Schedule, there are no options, warrants, calls, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights), written or oral, providing for the purchase, issuance, sale or pledge of any shares of capital stock of Starseed or any securities convertible into or exchangeable for any shares of capital stock of Starseed. Section 3.2 of the Starseed Disclosure Schedule also contains an option schedule listing each optionee of Starseed, the number of options held by each optionee and the vesting schedule of each outstanding option held by such optionees. No outstanding option to purchase shares of Starseed Capital Stock will be extended or accelerated, as to either exercisability or vesting, in connection with the Merger.

     3.3  Subsidiaries. Starseed has never been a subsidiary of any other entity
          ------------
does not presently own, nor has it ever owned, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity. Starseed does not control, directly or indirectly, the management or policies of any other corporation, association, joint venture or other business entity.

     3.4  Financial Statements. The audited financial statements which include
          --------------------
the balance sheet and related results of operations and statement of shareholders' equity and cash flows of Starseed at and for its fiscal years ended September 30, 1997 and 1998, (the "Financial Statements") are attached to
                                         --------------------
Section 3.4 of the Starseed Disclosure Schedule. The internal books and records of Starseed from which the Financial Statements were prepared do not contain any information which is false or misleading. The Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), applied on a consistent basis throughout the periods presented; and
  ----
(iii) present fairly the financial position and results of operations of Starseed at the dates and for the periods reflected therein. The reserves set forth in the Financial Statements are adequate for Starseed's business in light of the contingencies with respect to which they were established.

     3.5  Operating Data. On or prior to the date hereof, Starseed has delivered
          --------------
to GeoCities certain of its operating data and certain performance data for its Web site as set forth in Section 3.5 of the Starseed Disclosure Schedule (the "Operations and Web Site Data"). The Operations and Web Site Data accurately and
 ----------------------------
fairly presents the operations of and other data related to Starseed and the performance of its Web Site and does not contain any material misstatements or omissions of material facts.

     3.6  Absence of Certain Changes. Since September 30, 1998, except as set
          --------------------------
forth in the Financial Statements and except for the transactions expressly contemplated by this Agreement, there has not been:

          (a)  Any Material Adverse Effect;

          (b) Any increase in the compensation paid or payable by Starseed, other than in the ordinary course of business, to any of its officers, directors, employees, agents, consultants or shareholders;

          (c) Any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of Starseed, or any split-up or other recapitalization in respect of the capital stock of Starseed or any direct or indirect redemption, purchase or other acquisition of any such capital stock, or any agreement to do any of the foregoing;

          (d) Any indebtedness incurred by Starseed exceeding $25,000, individually or in the aggregate;

          (e) Any loan made or agreed to be made by Starseed, nor has Starseed become liable or agreed to become liable as a guarantor with respect to any loan;
          (f) Any change in the accounting methods, practices or policies followed by Starseed, whether for general financial or tax purposes, from those in effect during the past three fiscal years;

          (g) Any sale, assignment, transfer or licensing of any patents, trademarks, copyrights, trade secrets or other proprietary or intangible assets of Starseed;

          (h) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of Starseed or any agreement to do any of the foregoing;

          (i) Any issuance of shares of capital stock of Starseed or any options, warrants, or other rights to purchase the shares of capital stock of Starseed;
          (j) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which Starseed was or is a party; (ii) any material certificate, license or other authorization required for the continued operation by Starseed of any portion of any of its business; or (iii) any customer or other material revenue source;

          (k) Any resignation or termination of any key officer, employee or consultant of Starseed; and, to the best knowledge of Starseed and the Founder, any impending or threatened resignation or termination of employment of any such officer, employee or consultant;

          (l) Any agreement or commitment by Starseed to do any of the things described in this Section 3.6; or

          (m) To the knowledge of Starseed and the Founders, any fact or circumstance that will or could reasonably be expected to cause the reserves set forth in the Financial Statements to be inadequate.

     3.7  Properties. Starseed does not own or hold title to any real property.
          ----------
With respect to the property and assets it leases, Starseed is in compliance with such leases and holds a valid leasehold interest in such property and assets free of any liens, claims or encumbrances of any kind whatsoever. There is set forth in Section 3.7 of the Starseed Disclosure Schedule: (i) a list of all leases or rental contracts under which Starseed is a lessee, lessor, sublessee or sublessor; and (ii) a list of all equipment used by Starseed in the operation of its business which is owned or leased by Starseed and which had an original cost of $25,000 or more. Starseed has beneficial ownership of and good and marketable title to all properties and assets used in its operations or necessary for the conduct of its business, and such properties and assets are subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by Starseed in the operation of its business is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. All improvements on leased property used by Starseed in the operation of its business and the present use thereof are in accordance with all applicable laws and the agreements under which such improvements are leased. The value of any fixed asset used by Starseed in the operation of its business has not been written up or down, other than pursuant to depreciation or amortization expenses in accordance with GAAP, applied on a consistent basis.

     3.8  Accounts Receivable. Section 3.8 of the Starseed Disclosure Schedule
          -------------------
contains (i) a complete and accurate list of the accounts and notes receivable of Starseed as of the date of this Agreement (which Schedule will be updated immediately prior to Closing); and (ii) a complete and accurate schedule showing the aging of such accounts and notes receivable. Such accounts and notes receivables arose in bona-fide, arms length transactions in the normal course of Starseed's business and such accounts and notes receivable (A) are and will be at the Closing valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto; and (B) are (except to the extent of the reserves thereon as set forth in the Financial Statements) collectible in the ordinary course of business. The amount carried for doubtful accounts and allowances set forth in the Financial Statements is sufficient. The values at which accounts and notes receivable are carried on the books and records of Starseed reflect the receivables valuation policy of Starseed which is consistent with its past practice and in accordance with GAAP, applied on a consistent basis.

     3.9  Indebtedness. Section 3.9 of the Starseed Disclosure Schedule contains
          ------------
a complete list of each and every agreement or other instrument under or pursuant to which Starseed has outstanding indebtedness for borrowed money. Starseed has furnished GeoCities with true and correct copies of each such agreement and instrument, including all amendments with respect thereto through the date of this Agreement. Starseed is not in default under any such agreement or instrument and no other party to any such agreement or instrument is in default under any such agreement or instrument.

     3.10  Litigation. No litigation, arbitration or other judicial or
           ----------
regulatory proceeding is pending or, to the knowledge of Starseed and the Founders, threatened by or against Starseed, its properties or assets, the Starseed Common Stock or the officers or directors of Starseed before any court or any government agency, foreign or domestic, and, to the knowledge of Starseed and the Founders, no facts exist which might form the basis for any such litigation, arbitration or proceeding. Starseed is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any governmental authority or any other person, and, to the knowledge of Starseed and the Founders, no facts exist which might form the basis for any such investigation. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Starseed, its properties, intellectual property rights or assets or the Starseed Common Stock.

     3.11  No Breach. The execution and delivery of this Agreement and the other
           ---------
agreements to be entered into in connection herewith, the consummation of the transactions contemplated by this Agreement and such other agreement and GeoCities' operation of the business of Starseed following the Closing in a manner consistent with the conduct of such operations prior to the Closing will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Starseed, any Permits (as defined in Section 3.14), any Contracts (as defined in
Section 3.14); (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of or permit the subordination of any right of Starseed; (iii) the creation or imposition of any lien, charge, interest, or encumbrance on any of the assets of Starseed or the Starseed Common Stock; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to Starseed, its intellectual property rights, assets or the Starseed Common Stock.

     3.12  Employees and Employee Benefit Plans.
           ------------------------------------

           (a) Section 3.12 of the Starseed Disclosure Schedule contains a list of each labor agreement to which Starseed is a party or by which it is bound, employee benefit program, arrangement, contract, and plan (including, without limitation, any employment, consulting agreement consulting agreements providing for annual compensation in excess of $25,000, severance, deferred compensation, bonus, stock option, stock purchase, phantom stock, stock appreciation, and "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained or contributed to by Starseed
                              -----
or any Starseed subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Starseed pursuant to Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the "Code") is a
                                                                   ----
party (a "Starseed ERISA Affiliate"), or with respect to which Starseed or any
          ------------------------
Starseed ERISA Affiliate could incur liability under Section 4069, 4212(c) or
------------------------
4204 of ERISA or Section 412 of the Code (the "Starseed Benefit Plans").
                                               ----------------------

     (b) With respect to each Starseed Benefit Plan, Starseed has delivered or made available to GeoCities a true, complete and correct copy of (i) such Starseed Benefit Plan document(s) and the most recent summary plan description related to such Starseed Benefit Plan, if a summary plan description is required therefor; (ii) each trust agreement or other funding arrangement relating to such Starseed Benefit Plan; (iii) the most recent annual report (Form 5500), filed with the Internal Revenue Service ("IRS") with respect to such Starseed Benefit Plan;
                           ---
(iv) the most recent actuarial report or financial statement relating to such Starseed Benefit Plan; (v) the most recent actual deferral percentage test and actual contribution percentage test; and (vi) the most recent determination letter issued by the IRS with respect to such Starseed Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Starseed nor any Starseed Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Starseed Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (c) Each Starseed Benefit Plan has been administered in all material respects in accordance with its terms, and all contributions required to be made under the terms of any of the Starseed Benefit Plans of the date of this Agreement and the Closing Date have been or will be timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Starseed Benefit Plans prior to the date of this Agreement. With respect to the Starseed Benefit Plans, no event has occurred and, to the knowledge of Starseed and the Founders, there exists no condition or set of circumstances in connection with which Starseed or any Starseed ERISA Affiliate could be subject to any liability under the terms of such Starseed Benefit Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Starseed or the Surviving Corporation.

     (d) Starseed on behalf of itself and all of the Starseed ERISA Affiliates hereby represents that, except in those instances where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Starseed or the Surviving
Corporation: (i) each Starseed Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, including, without limitation, its qualification under the Tax Reform Act of 1986, and each trust established in connection with any Starseed Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Starseed's and the Founders' knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Starseed Benefit Plan or the exempt status of any such trust; (ii) to Starseed's and the Founders' knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Starseed Benefit Plan; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Starseed Benefit Plan subject to Title IV of ERISA; (iv) no Starseed Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Starseed Benefit Plan; (v) none of the assets of Starseed or any Starseed ERISA Affiliate is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no Starseed Benefit Plan which is subject to Title IV of ERISA has an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); and
(vi) each Starseed Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than ordinary administrative expenses typically incurred in a termination event). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Starseed and the Founders is threatened, against or with respect to any such Starseed Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

     (e) No payment or benefit which will be made by Starseed or any Starseed ERISA Affiliate under any Starseed Benefit Plan will constitute an excess parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Starseed or any Starseed ERISA Affiliate to severance benefits or any other payment, except as expressly provided by this Agreement; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

     (f) Starseed is not a party to any collective bargaining or other labor union contract applicable to persons employed by Starseed and no collective bargaining agreement is being negotiated by Starseed. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Starseed pending or, to the knowledge of Starseed or the Founders, threatened which may interfere with the respective business activities of Starseed, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on Starseed or the Surviving Corporation. As of the date of this Agreement, to the knowledge of Starseed and the Founders, none of Starseed or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Starseed, and there is no charge or complaint against Starseed by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on Starseed or the Surviving Corporation.

     (g) Except as required by law, no Starseed Benefit Plan provides any of the following retiree benefits to any person: medical, disability or life insurance benefits. To Starseed's and the Founders' knowledge, Starseed and the Starseed ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including
                                    -----
proposed regulations) thereunder; and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder, except to the extent that such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Starseed or the Surviving Corporation.

     (h) Starseed is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of employees of Starseed, nor has any such unit or group notified Starseed of an intention to commence any organizational activities among the employees of Starseed. Section 3.12 of the Starseed Disclosure Schedule contains a list of (i) each collective bargaining agreement and other labor agreement to which Starseed is a party or by which it is bound; and (ii) each employment, consulting, severance, deferred compensation, bonus, stock option, stock purchase, stock appreciation, and any other employee benefit plan, contract, agreement, or other arrangement (whether or not in writing) providing for compensation or other benefits to employees (including officers), or independent contractors, individually or as a group, to which Starseed is a party or by which it is bound.

     (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Starseed to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus) except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

     3.13  Insurance. There is set forth in Section 3.13 of the Starseed
           ---------
Disclosure Schedule a complete and accurate list and summary of all policies of insurance of any nature whatsoever maintained by Starseed pertaining to the business of Starseed, showing, among other things, the amount of coverage, the company issuing the policy, the expiration date of each policy and the amount of any premiums thereunder which are due and payable. Such policies are in full force and effect and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past two years. True and correct copies of all current insurance policies of Starseed have been made available to GeoCities for inspection. Starseed is not in default under any of such policies, and Starseed has not failed to give any notice or to present any claim under any such policy in a due and timely fashion. Starseed is not aware of any facts concerning Starseed or its business, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies and all such insurance policies can be maintained in full force and effect without substantial increase in premium or reducing the coverage thereof following the Closing. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

     3.14  Contracts and Permits. (A) There is set forth in Section 3.14(A) of
           ---------------------
the Starseed Disclosure Schedule a complete and accurate list of:

           (a) Each agreement, contract or commitment, whether written or oral, between Starseed and any party to whom Starseed provides products or services, which involved payments to Starseed of more than $25,000 during any 12-month period or can reasonably be expected to involve payments to Starseed of more than $25,000 during any 12-month period;

           (b) Each agreement, contract or commitment (except for real property leases, equipment lease contracts, evidence of indebtedness and insurance contracts), whether written or oral, between Starseed and any party to whom Starseed is obligated or can reasonably be expected to be obligated to pay more than $25,000 for any 12-month period;

         (c) Each agreement, contract or commitment for the license of any patent, copyright, trade secret, know-how, idea, process, or other proprietary right of Starseed or any third party to which Starseed is a party;

         (d) Each material permit, license, franchise, and each other material certificate or authorization required to conduct the business of Starseed by any governmental or other authority having jurisdiction in any area where Starseed provides products or services (a "Permit" or "Permits"); Starseed has provided,
                                  ------      -------
or prior to the Closing will provide, GeoCities with true, correct and complete copies of each Permit.

         (e) Each agreement, contract or commitment containing any covenant limiting the freedom of Starseed or any Starseed employee or consultant to engage in any line of business or compete, directly or indirectly, with any person;

         (f) Each marketing, development or other strategic distribution agreement;

         (g) Each agreement, contract or commitment of indemnification or guaranty;

         (h) Each agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (i) Each agreement, contract or commitment with any employee or consultant related to (A) non-disclosure, confidentiality, assignment of inventions or proprietary rights and non-competition ("Inventions and Non-
                                                       -------------------
Disclosure Agreement") or (B) severance payments that become payable in
--------------------
connection with or following the Merger; or

         (j) Each agreement requiring Starseed to provide advertising services ("Advertising Agreements").
  ------------------------

     (B)  The contracts and agreements which are required to be identified in
Section 3.14 (A) of the Starseed Disclosure Schedule are hereinafter referred to as the "Contracts." True and complete copies of each written Contract and true
        ---------
and complete written summaries of each oral Contract have been delivered to GeoCities by Starseed. Except as set forth in Section 3.14(B) of the Starseed Disclosure Schedule:

          (a) Each of the Contracts is a valid, binding and enforceable agreement of Starseed and, to the knowledge of Starseed and the Founders, the other parties thereto, and will continue to be valid, binding and enforceable after the Closing;

          (b) Starseed and the Founders have no reason to believe that Starseed will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof, and Starseed has not been notified by any governmental or other party that such parties intend to cancel, terminate or modify any of such Contracts or the basis upon which Starseed is paid thereunder, and Starseed and the Founders do not know of any valid grounds for any such cancellation, termination or modification;

          (c) There has not occurred any default (or event which upon the provision of notice or lapse of time or both would become such a default) under any of the Contracts on the part of Starseed;

          (d) The Contracts are all of the agreements, contracts and commitments that are material to Starseed and necessary for the operation of its business;

          (e) The Permits are the only governmental and other permits, licenses, franchises, and other certificates and authorizations that are required for and are material to the operation of the business of Starseed;

          (f) The Permits are, and as of the Closing will be, in full force and effect and the continuing validity and effectiveness of such Permits will not be affected by the transactions contemplated by this Agreement;

          (g) Starseed is in compliance in all respects with all conditions or requirements of the Permits, and Starseed has not been notified by any governmental or licensing authority that such parties intend to cancel, terminate or modify any of such Permits, and Starseed and the Founders know of no valid grounds for any such cancellation, termination or modification;

          (h) Starseed is not contractually liable, nor has it made any contract or arrangement where by it may become liable, to any person or entity for any royalty or other consideration for use of any of the Intellectual Property Rights; and

          (i) Each Advertising Agreement has been fully performed and no obligation of Starseed remains outstanding thereunder.

    3.15  Charter Documents.  Starseed has provided to GeoCities for its
          -----------------
examination (i) true and complete copies of the Articles of Incorporation and Bylaws of Starseed, both as amended to the Closing; (ii) the minute books of Starseed containing all proceedings, consents, actions and meetings of the shareholders and board of directors of Starseed; and (iii) the stock transfer books of Starseed setting forth all transfers of capital stock of Starseed since its inception.

    3.16  Directors, Officers and Employees.  Section 3.16 of the Starseed
          ---------------------------------
Disclosure Schedule sets forth a true and complete list of the names and current salaries of all employees and consultants of Starseed who earned $35,000 or more for the fiscal year ended September 30, 1998, or who will, at their present salaries, earn $35,000 or more for the fiscal year ending September 30, 1999.

    3.17  Powers of Attorney; Bank Accounts. Section 3.17 of the Starseed
          ---------------------------------
Disclosure Schedule lists (i) the names and addresses of all persons holding a power of attorney on behalf of Starseed; and (ii) the names and addresses of all banks or other financial institutions in which Starseed has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

    3.18  Environmental Matters.
          ---------------------

          (a)  For the purposes of this Agreement, the term "Environmental Laws"
                                                             ------------------
shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state or local laws of similar effect, each as amended, and the term "Hazardous Materials" shall
                                                  -------------------
mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law, including, without limitation, petroleum, solvents, metals, and Polychlorinated Biphenyls (PCBs).

          (b) (i) Starseed and the Founders have not received any notices, directives, violation reports, actions or claims from or by (1) any federal, state or local governmental agency concerning Starseed and any Environmental Laws; or (2) any person alleging that, in connection with Hazardous Materials, conditions at any real properties leased by Starseed have resulted in or caused or threatened to result in or cause injury or death to any person or damages to any property, including, without limitation, damage to natural resources, and no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) Starseed does not currently lease, operate or own any real properties that, to the knowledge of Starseed and the Founders, are listed or are threatened to be listed on a "Superfund" List or with respect to which
                                     ---------
there is any pending proceeding or investigation under any Environmental Law and no such proceeding or investigation is threatened; (iii) throughout the period of operation of any real properties by Starseed, Starseed has operated and continues to operate such real properties in compliance with all Environmental Laws; (iv) no underground storage tanks either are have been located at any of such real properties; (v) there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by Starseed at such real properties and no spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to such real properties by any third party; (vi) Starseed has not used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws; (vii) Starseed and the Founders are not aware of any facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which interfere with or prevent continued compliance by Starseed with, or give rise to any present or potential liability (including with respect to past activities) under any Environmental Laws; and (viii) to the knowledge of Starseed and the Founders, Starseed has obtained all applicable permits, licenses and other authorizations which are material to its business and required to be obtained under all applicable Environmental Laws.

     3.19  Affiliate Relationships.  No officer, director or shareholder of
           -----------------------
Starseed (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an interest in any entity which furnishes or sells, a material amount of services or products to Starseed furnishes or sells, or proposes to furnish or sell; (ii) any interest in any entity that purchases from or sells or furnishes to Starseed, any material amount of products or services; or (iii) a beneficial interest in any contract or commitment set forth in the Starseed Disclosure Schedule; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.19.

     3.20  No Termination of Business Relationship.  None of the entities,
           ---------------------------------------
governmental or otherwise, with which Starseed has a material business relationship or any other present customer of Starseed has given notice or other indication of any intention to cancel or otherwise terminate a business relationship with Starseed and Starseed does not have any knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a business relationship.

     3.21  Compliance with Law; Governmental Consent.
           -----------------------------------------

           (a) The business and operations of Starseed have been and are being conducted in all material respects in compliance with all laws, rules, regulations and licensing requirements thereto, including, without limitation, federal, state and local laws and regulations affecting the protection of consumers and the health and safety of employees and equal employment opportunities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Starseed in connection with the execution and delivery of this Agreement or the consummation by Starseed of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Delaware Secretary of State and Louisiana Secretary of State and appropriate documents with the relevant authorities of other states in which Starseed is qualified to do business; (ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of GeoCities Common Stock pursuant to the Merger; and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required, which if not obtained or made would not have a Material Adverse Effect on Starseed.

           (b) In connection with any collection of personal identifying information from Starseed's members or consumers, Starseed: (i) has not made any misrepresentation, in any manner, expressly or by implication, about (A) its collection or use of such information from or about such members or consumers, including, without limitation, what information will be disclosed to third parties and how the information will be used; and (B) the identity of the party collecting any such information or the sponsorship of any activity on its Web site; (ii) has not knowingly collected or retained, and is not currently in possession of, personal identifying information from persons 12 years of age or under; and (iii) has not sold, licensed or otherwise transferred any personal identifying information collected from such members or consumers to other parties for any purpose.

     3.22  Consents of Non-Governmental Third Parties; Third Party Interests.
           -----------------------------------------------------------------
No consent, waiver or approval of any non-governmental third party is necessary for the consummation by Starseed of the transactions contemplated hereby. Starseed and the Founders are not bound by any oral or written agreement with any third party to sell Starseed or any interest therein, including by way of merger, asset sale or otherwise.

     3.23  Patents, Trademarks, etc. Starseed owns exclusively or has the
           ------------------------
exclusive right, or prior to the Closing Date will own exclusively or have the exclusive right to use, free and clear of all liens, charges, claims and restrictions, all technology, software, software tools, patents, trade secrets, trademarks, service marks, trade names, copyrights, licenses, domain names (including, without limitation, "www.webring.com") and other intangible rights and proprietary information necessary to its business as now conducted or currently proposed to be conducted including, without limitation, the technology, information, databases, data lists, data compilations and all proprietary rights developed or discovered or used in connection with or contained in or related to all versions and implementations of Starseed's Web site ("Intellectual Property Rights"), and is not infringing upon or otherwise
       ----------------------------
acting adversely to the right or claimed right of any person under or with respect to any of the foregoing and the rating system that Starseed currently uses to rate the content and themes of the rings and Websites within its rings.
Section 3.23 of the Starseed Disclosure Schedule identifies each patent, trademark registration, service mark registration and copyright registration with respect to the Intellectual Property Rights, or application for any of the foregoing, which is owned by Starseed, has been issued to Starseed or has been submitted by Starseed for issuance and lists the application and registration number, date of application, date of registration, names of all assignors and registered owners and the country of filing for each such right, if applicable. To the best knowledge of Starseed and the Founders, (i) all applications for registration of such Intellectual Property Rights were true and accurate at the time of filing; and (ii) all fees to maintain such Intellectual Property Rights including, without limitation, registration, maintenance and prosecution fees, and all professional fees incurred in connection therewith, have been paid. Starseed has taken all actions that are customary and reasonable in the industry to protect the confidentiality of all trade secrets and confidential information (including, without limitation,, know-how, specifications, financial and business and marketing plans) comprising the Intellectual Property Rights. Except as disclosed in Section 3.23 of the Starseed Disclosure Schedule, all employees of Starseed and consultants and contractors performing services on behalf of Starseed have entered into a written agreement assigning to Starseed all right, title and interest in and to proprietary information and inventions developed, conceived or reduced to practice during their employment or, in the case of consultants and contractors, performance of services on behalf of Starseed. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing held by any third party, nor is Starseed bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the best knowledge of Starseed and the Founders, no person or entity has interfered with, infringed upon, misappropriated or violated any Intellectual

Property Rights. Neither Starseed nor any of the Founders has received any communications alleging that Starseed has violated or, by conducting its business as proposed, would violate any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. Except as set forth in Section 3.23 of the Starseed Disclosure Schedule, no Starseed employee is obligated under any fiduciary duty or any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Starseed or that would conflict with Starseed's business as currently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Starseed's business by the employees of Starseed, nor the conduct of Starseed's business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or a violation of any fiduciary duty or any contract, covenant or instrument under which any of such employees is now obligated. Starseed does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Starseed. No Founder has any right, title or interest, individually or jointly with Starseed or any other party, in or to the Intellectual Property. Each person presently employed by Starseed has executed an Inventions and Non-Disclosure Agreement in Starseed's standard form, a true and complete copy of which has been provided to GeoCities. Such agreements constitute valid and binding obligations of Starseed and such other persons.

     3.24  Employees.  No employee of Starseed is in violation of any term of
           ---------
any employment contract, or any other contract, agreement or commitment or of any fiduciary duty, relating to the relationship of any such employee with Starseed or, to the knowledge of Starseed and the Founders, any other party because of the nature of the business conducted or to be conducted by Starseed.

     3.25  June and July 1998 Common Stock Sales and Status of Planet Symphony.
           -------------------------------------------------------------------
The issuance and sale by Starseed of its capital stock in June and July of 1998 were not to related parties as defined in Statement of Financial Accounting Standards No. 57. Planet Symphony is not a predecessor company to Starseed as defined by Regulations S-K and S-X.

     3.26  Brokers or Finders.  Starseed has not incurred, and will not incur,
           ------------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.27  Taxes.  All tax returns, statements, reports and forms (including
           -----
estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any taxable period ending on or before the Effective Time, by or on behalf of Starseed, and any member of any consolidated, combined or unitary group of which Starseed is or has been a member (collectively, the "Starseed Returns"), have been or will be filed when
                           ----------------
due (including any extensions of such due date), and all amounts shown due thereon on or before the Effective Time have been or will be paid on or before such date. The Financial Statements have fully accrued all material actual and contingent liabilities for taxes with respect to all periods through September 30, 1998, and Starseed has not and will not incur any tax liability in excess of the amount reflected on the Financial Statements with respect to such periods. All information set forth in the notes to the Financial Statements relating to tax matters is true, complete and accurate in all material respects. No tax liability has been incurred or accrued since October 1, 1998 by Starseed other than in the ordinary course of business. Starseed has withheld and paid over all taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Starseed (or any member of any affiliated or combined group of which Starseed is or has been a member) has not granted any extension or waiver of the limitation period applicable to any Starseed Returns. There is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to Starseed or any Starseed Returns in respect of any tax or assessment. No notice of deficiency or similar document of any tax authority has been received by Starseed, and there are no liabilities for taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised with Starseed (and are currently pending) by any tax authority that could, if determined adversely to Starseed, adversely affect the liability of Starseed for taxes. Starseed has not filed any consent pursuant to Section 341(f) of the Code. Starseed has not at any time been (i) a member of an affiliated group of corporations, filing consolidated, combined or unitary license or franchise tax returns or (ii) a member of any partnership or joint venture.

     3.28  Voting Agreement. The holders of more than 80% of the voting power of
           ----------------
the capital stock of Starseed have agreed in writing to vote for approval of the Merger pursuant to the Voting Agreement attached hereto as Exhibit 3.28 ("Voting
                                                                          ------
Agreement").
----------

     3.29  No Undisclosed Liabilities. Starseed does not have, and as of the
           --------------------------
Effective Time will not have, any debts, liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") except (i) Liabilities which are adequately reflected or fully
  -----------
accrued or provided for in the Financial Statements; (ii) Liabilities expressly disclosed in Section 3.29 of the Starseed Disclosure Schedule; and (iii) Liabilities arising in the ordinary course of business since September 30, 1998 which are not material in amount.

     3.30  Change of Control Payments. Section 3.30 of the Starseed Disclosure
           --------------------------
Schedule sets forth the terms of all agreements, commitments, employment policies, plans or arrangements binding on Starseed pursuant to which any amounts may become payable by Starseed or the Surviving Corporation (whether currently or in the future) to current or former officers, directors or employees of Starseed or others as a result of or in connection with the Merger, including any termination of employment relating to or within one year following the Merger.

     3.31  Workers' Compensation. There are no pending material claims against
           ---------------------
Starseed under any workers' compensation plan or policy or for long-term disability.

     3.32  Year 2000 Compliant. All software designed, manufactured and
           -------------------
distributed by Starseed (including, without limitation, all software imbedded therein and all software upon which such software is substantially dependent) is Year 2000 Compliant, and, to the knowledge of Starseed and the Founders, all other software used by Starseed in the ordinary course of its business is Year 2000 Compliant. "Year 2000 Compliant"
                                                         -------------------
shall mean that the information technology is designed to be used to, during and after the calendar year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result or date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

     3.33  Disclosure.  No statement (including the representations, warranties
           ----------
and covenants) by Starseed and the Founders contained in (i) this Agreement, the Starseed Disclosure Schedule, the other agreements and documents to be entered into in connection herewith, the exhibits and schedules attached hereto and any document, written statement or certificate furnished or to be furnished to GeoCities and/or Sub and their representatives pursuant hereto or in connection with the transactions contemplated hereby; or (ii) the Information Statement (as defined in Section 5.7 below) prepared or provided by Starseed for use in connection with soliciting approval of the Merger by Starseed's shareholders, excluding information provided by GeoCities, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF GEOCITIES AND SUB

     Except as disclosed in the GeoCities disclosure schedule attached hereto (the "GeoCities Disclosure Schedule") or the GeoCities SEC Documents (as defined
      -----------------------------
in Section 4.6), GeoCities and Sub represent and warrant to Starseed as set forth below.

     4.1  Organization and Standing; Certificate of Incorporation and Bylaws.
          ------------------------------------------------------------------
Each of GeoCities and Sub is a corporation duly organized and validly existing under and is in good standing under the laws of the State of Delaware. Each of GeoCities and Sub has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each of GeoCities and Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of GeoCities and Sub taken as a whole. Each of GeoCities and Sub has furnished Starseed with copies of its respective Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     4.2  Capitalization.  The authorized capital stock of GeoCities consists of
          --------------
60,000,000 shares of Common Stock, par value $0.001 per share, of which 31,454,412 shares were issued and outstanding as of October 30, 1998 and 5,000,000 shares of Preferred Stock, par value

$0.001, none of which are issued and outstanding. The shares of GeoCities Common Stock issuable in connection with the Merger have been duly authorized, and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. Except as disclosed in Section 4.2 of the GeoCities Disclosure Schedule, as of October 30, 1998, there are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of GeoCities' common stock or any securities convertible into or exchangeable for any shares of GeoCities Common Stock, other than as contemplated by this Agreement.

     4.3  Authorization. All corporate action on the part of each of GeoCities
          -------------
and Sub, and their respective directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith by GeoCities and Sub, and the performance of the respective obligations of GeoCities and Sub hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement and all other agreements to be entered into in connection herewith constitute the valid and binding obligations of each of GeoCities and Sub as the case may be, enforceable in accordance with their respective terms, except that such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.4  Compliance with Other Instruments. The execution and delivery of this
          ---------------------------------
Agreement and all other agreements to be entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of any law, rule, regulation, judgment, order, decree or ordinance applicable to GeoCities or Sub or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Certificate of Incorporation or Bylaws of GeoCities or Sub; or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which GeoCities or Sub is a party or by which GeoCities or Sub or their respective properties or assets may be bound or affected.

     4.5  Governmental Consent, etc.  No consent, approval, order or
          -------------------------
authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to GeoCities or Sub in connection with the execution and delivery of this Agreement or the consummation by GeoCities and Sub of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Delaware Secretary of State; (ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of GeoCities Common Stock pursuant to the Merger; and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country which if not obtained or made would not have a material adverse effect on GeoCities.

      4.6  SEC Documents; GeoCities Financial Statements. GeoCities has
           ---------------------------------------------
furnished Starseed with a true and complete copy of Amendment No. 2 to its Registration Statement (without exhibits) (File No. 333-56659) filed by GeoCities with the United States Securities and Exchange Commission ("SEC") on
                                                                      ---
July 21, 1998 and its final Prospectus dated August 11, 1998 (collectively the "GeoCities SEC Documents"). As of their respective dates (including the
 -----------------------
respective dates of the financial statements contained therein), the GeoCities SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of GeoCities included in the GeoCities SEC Documents as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied and fairly present the financial position of GeoCities at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

      4.7  Litigation.  There is no action, suit, proceeding, claim, arbitration
           ----------
or investigation pending, or to the knowledge of GeoCities, threatened, against GeoCities or Sub which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE V
               CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                             ADDITIONAL AGREEMENTS

      During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time (except as otherwise provided herein), the parties hereto agree (except to the extent that the other parties hereto shall otherwise consent in writing) that:

      5.1  Conduct of Business of Starseed.  Starseed shall carry on its
           -------------------------------
business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with advertisers, members, WebRing leaders, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Starseed shall promptly notify GeoCities of any event or occurrence not in the ordinary course of business of Starseed, and any event of which Starseed is aware which reasonably would be expected to have a Material Adverse Effect on Starseed (even if the likelihood of such event has previously been disclosed or could result from any item set forth in the Starseed Disclosure Schedule). Except as expressly contemplated by this Agreement or disclosed in the Starseed Disclosure Schedule, Starseed shall not, without the prior written consent of GeoCities:

     (a) Accelerate, amend or change the period of exercisability or the vesting schedule of any options, warrants or rights to purchase the capital stock of Starseed or authorize cash payments in exchange for any such options;

     (b) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $25,000;

     (c) Grant any severance or termination pay to any director, officer, employee or consultant;

     (d) Transfer to any person or entity any rights to Starseed's Intellectual Property Rights;

     (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, advertising or other similar rights of any type or scope with respect to any products or services of Starseed;

     (f) Amend or otherwise modify the terms of any of the Contracts or Permits;

     (g) Commence a lawsuit other than for the routine collection of bills or for breach of this Agreement;

     (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to Starseed;

     (i) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Starseed to issue any such shares or other convertible securities, other than upon the exercise of options outstanding on the date hereof;

     (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

     (k) Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Starseed taken as a whole;

       (l) Sell, lease, license or otherwise dispose of any of Starseed's properties or assets;

       (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

       (n) Adopt, amend or terminate any employee benefit plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under Starseed's normal employee review cycle, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice;

       (o) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

       (p) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of obligations in the ordinary course of business or liabilities reflected or reserved against in Starseed's Financial Statements;

       (q) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any tax claim or assessment;

       (r) Engage in any activities or transactions that are outside the ordinary course of its business;

       (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

       (t) Waive or commit to waive any rights with a value in excess of $25,000;

       (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

       (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Starseed directly or indirectly holds any interest on the date hereof; or

       (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (v) above.

     Notwithstanding any of the limitations or prohibitions set forth in this
Section 5.1, Starseed may, prior to Closing, acquire insurance in such amounts (including, without limitation, coverage limits and deductibles (which shall be payable by the Starseed shareholders and optionholders)) and for such terms as Starseed and GeoCities shall mutually deem appropriate, to insure the Starseed shareholders and option holders against any individual liability for Damages for the Indemnifiable Items.

     5.2  Access to Information. Subject to and in accordance with the terms and
          ---------------------
conditions of that certain Mutual Non-Disclosure Agreement dated August 26, 1998, between Starseed and GeoCities attached hereto as Exhibit 5.2 (the "Confidentiality Agreement"), and GeoCities shall each afford the other and
 -------------------------
their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of their respective properties, books, contracts, commitments and records; and (ii) all other information concerning the business, properties and personnel of Starseed and GeoCities as the other party may reasonably request, subject, in the case of Starseed's access to GeoCities information, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section
5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3  Other Negotiations. Unless and until this Agreement shall have been
          ------------------
terminated by either party pursuant to Section 7.1 hereof, or such later date when all outstanding indebtedness under that certain Promissory Note of Starseed dated September 1, 1998 attached hereto as Exhibit 5.3 has been repaid (the "Promissory Note"), Starseed shall not, directly or indirectly, (and it will use
 ---------------
its best efforts to assure that its officers, directors, employees, affiliates and legal, accounting and financial advisors do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than negotiations with GeoCities) regarding any acquisition of Starseed, any merger or consolidation with or involving Starseed, or any acquisition of portion of the stock or assets of Starseed. Starseed agrees that any negotiations referred to in this Section 5.3 (other than negotiations with GeoCities) in progress as of the date hereof will be suspended during the period referred to above and that, in no event, will Starseed accept or enter into an agreement with any such third party regarding matters contemplated herein during such period. Starseed represents and warrants that it has the legal right to terminate or suspend any such pending negotiations with third parties. Starseed will notify GeoCities immediately after receipt by Starseed (or any of its officers, directors, employees, affiliates or advisors) of any unsolicited proposal for, or inquiry respecting, any third party acquisition transaction or any request for nonpublic information in connection with such a proposal or inquiry or for access to the properties, books or records of Starseed by any person or entity that informs Starseed that it is considering making, or has made, such a proposal or inquiry. Such notice to GeoCities will be made orally and in writing and will indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry. This Section 5.3 shall supersede Section 2 of that certain letter agreement dated as of September 1, 1998 between Starseed and GeoCities (the "Letter Agreement") and shall survive termination of this Agreement.
 ----------------

     5.4  Breach of Representations and Warranties.  In the event of and
          ----------------------------------------
promptly after becoming aware of the occurrence or pending or threatened occurrence of any event which would cause their respective representations and warranties not to be true and correct, each party shall give detailed notice thereof to the other.

     5.5  Consents. Each of GeoCities and Starseed shall promptly apply for or
          --------
otherwise seek, and use its best efforts to obtain, all consents, waivers and approvals required to be obtained by it for the consummation of the Merger. Starseed shall use its best efforts to obtain the approval of all of its shareholders of this Agreement and the Merger.

     5.6  Best Efforts. GeoCities and Starseed shall each use its best efforts
          ------------
to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. It is understood that it is the mutual desire of the parties hereto that the Closing occur on or prior to November 30, 1998.

     5.7  Preparation of Information Statement; Starseed Board Recommendation.
          -------------------------------------------------------------------
          (a) As soon as practicable after the execution of this Agreement, Starseed shall prepare, with the cooperation of GeoCities, an Information Statement (the "Information Statement") to be distributed to the shareholders of
                ---------------------
Starseed to solicit approval of this Agreement, the Merger and the other transactions contemplated hereby and shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon such approval. The Information Statement shall also constitute a disclosure document for the offer and sale of the shares of GeoCities Common Stock to be received by the holders of Starseed Common Stock in the Merger. GeoCities and Starseed shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of GeoCities and Starseed agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Starseed will promptly advise GeoCities, and GeoCities will promptly advise Starseed, in writing if at any time prior to the Effective Time either Starseed or GeoCities shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information

Statement shall contain the recommendation of the Board of Directors of Starseed that the Starseed shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Starseed. Anything to the contrary contained herein notwithstanding, Starseed shall not include in the Information Statement any information with respect to GeoCities or its affiliates or associates, the form and content of which information shall not have been approved by GeoCities prior to such inclusion.

         (b) Starseed hereby represents that its Board of Directors has determined that the Merger is fair to and in the best interest of Starseed's shareholders and has approved this Agreement and the transactions contemplated hereby. The Board of Directors of Starseed shall recommend such approval to its shareholders in the Information Statement.

    5.8  Expenses; Payment of Liabilities by GeoCities. If the transactions
         ---------------------------------------------
contemplated hereby are not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. Upon execution of this Agreement, GeoCities will pay $300,000 in cash to Starseed (the "Signing
                                                                 -------
Payment"). A portion of the Signing Payment equal to $226,000 shall be paid
-------
immediately to Keyline in full and complete satisfaction (on terms reasonably acceptable to GeoCities) of all obligations of Starseed to Keyline (other than Keyline's right to the issuance of 20,000 shares of the Common Stock of Starseed as reflected in Exhibit 3.2(a)). The remaining $74,000 shall be used solely for working capital requirements of Starseed between the date hereof and the Closing Date. The Signing Payment shall be evidenced by a promissory note (the "Signing
                                                                        -------
Payment Note") in the same form as the Promissory Note, but interest shall
------------
accrue thereon from the date hereof and the principal amount thereof and all accrued and unpaid interest shall be due on demand if this Agreement terminates or is terminated for any reason pursuant to Section 7.1. The Signing Payment Note shall be secured by all of the assets of Starseed in the same way that the Promissory Note is secured. As additional consideration for the Signing Payment, Starseed shall issue GeoCities an additional warrant to purchase 92,105 shares of Starseed Common Stock that is identical to the GeoCities Warrant (the "Signing Payment Warrant"). At the Effective Time, the Promissory Note, and the
 -----------------------
Signing Payment Note will be canceled, and the GeoCities Warrant and the Signing Payment Warrant will expire without any effect on the Exchange Ratio or Cash Payment to the holders of Starseed Common Stock. If the transactions contemplated hereby are consummated, GeoCities shall pay Starseed's Transaction Expenses.

     5.9  Public Announcements. The parties shall make no public announcement
          --------------------
concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of the other party; provided, that the parties may at any time make disclosure if it is advised by independent counsel that such disclosure is required under applicable law or regulatory authority. Except as permitted by the preceding proviso, under no circumstances will the parties (or any of their respective officers, directors, employees or affiliates) discuss or disclose the existence or terms of this Agreement with or to any third party other than such legal, accounting and financial advisors of such parties who have a need to know such information. This Section 5.9 shall supersede Section 3 of the Letter Agreement.

     5.10  Escrow Agreement. At the Effective Time, the Shareholders' Agent (as
           ----------------
defined in Section 8.7 below) will execute the Escrow Agreement contemplated by
Article VIII in the form attached hereto as Exhibit 5.10 ("Escrow Agreement").
                                                           ----------------

     5.11  FIRPTA. Starseed shall, prior to the Closing Date, provide GeoCities
           ------
with a properly executed Foreign Investment and Real Property Tax Act of 1980 Notification Letter, in form and substance satisfactory to GeoCities, which states that shares of common stock of Starseed do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying GeoCities' obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Starseed shall have provided to GeoCities, as agent for Starseed, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for GeoCities to deliver such notice form to the Internal Revenue Service on behalf of Starseed upon the Closing of the Merger.

     5.12  Stock Options.
           -------------

           (a) Each holder of one or more outstanding options to purchase Starseed Common Stock ("Starseed Stock Option") under the Starseed 1998 Stock
                        ---------------------
Option/Stock Issuance Plan (the "Plan") shall have the right, exercisable at any
                                 ----
time prior to the Effective Time, to furnish GeoCities with a signed waiver agreement (in form and substance satisfactory to GeoCities) in which such person, as consideration for the assumption of his or her Starseed Stock Options by GeoCities in the Merger, waives any and all rights he or she may otherwise have under the Plan or the agreements evidencing his or her Starseed Stock Options or otherwise, to receive any portion of the Cash Payment upon the subsequent exercise of the assumed options which would reflect, or otherwise compensate such person for, the cash consideration payable per share of Starseed Common Stock to the actual holders of Starseed Common Stock in conversion of their shares of such Common Stock in the Merger. At the Effective Time, each issued and outstanding Starseed Stock Option held by a person who has previously furnished GeoCities with such a waiver agreement will be assumed by GeoCities, whether vested or unvested. Each Starseed Stock Option so assumed by GeoCities under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the agreement evidencing such option immediately prior to the Effective Time, as modified by the waiver agreement furnished GeoCities hereunder, except that (i) such Starseed Stock Option shall be exercisable (when vested) solely and exclusively for that number of whole shares of GeoCities Common Stock equal to the product of the number of shares of Starseed Common Stock that were issuable upon the exercise of the Starseed Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of GeoCities Common Stock, (ii) the per share exercise price of the GeoCities Common Stock issuable upon the exercise of such assumed Starseed Stock Option shall be equal to the quotient determined by dividing the exercise price per share of Starseed Common Stock in effect under the Starseed Stock Option immediately prior to the Effective Time and rounded up to the nearest whole cent, and (iii) there shall be no right to receive any cash payments or other cash consideration upon the exercise of the assumed Starseed Stock Option. Any Starseed Stock Options issued and outstanding at the Effective Time and held by a person who has not furnished GeoCities with a waiver agreement under this
Section 5.12(a) shall terminate at that time, whether vested or unvested, and shall not be assumed by GeoCities, and such person shall cease to have any rights to purchase either Starseed Common Stock or GeoCities Common Stock under the terminated Starseed Stock Options or the Plan.

        (b) Within 30 days after the Effective Time, GeoCities shall issue to each holder of an outstanding Starseed Stock Option a document evidencing the foregoing assumption of such Starseed Stock Option by GeoCities.

        (c) GeoCities shall file a registration statement on Form S-8 for the shares of GeoCities Common Stock issuable with respect to assumed Starseed Stock Options no later than 10 business days after the Effective Date.

        (d) Weil and Turner each hereby agree to execute an agreement (the "Holdback Option Agreement") with GeoCities on or prior to the Effective Time
 -------------------------
under effective at the Effective Time, 25% of each of their vested Starseed Stock Options (25,000 options in the case of Weil and 12,500 options in the case of Turner) shall be subject to a two year vesting schedule commencing on the Closing Date (the "Holdback Options"). So long as each of Weil and Turner remain
                   ----------------
in the service of GeoCities, and subject to the terms and conditions of such agreement, the Holdback Options of each of Weil and Turner shall vest in two equal annual installments measured from the Closing Date; provided, that each such Holdback Option shall immediately vest in full at any time during such two year period that the services of either Weil or Turner, as the case may be, is terminated by GeoCities without Cause (as defined in such agreement) or by reason of such person's death or permanent disability.

     5.13  NMS Listing. GeoCities shall authorize for listing on the Nasdaq
           -----------
National Market the shares of GeoCities Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.14  Operations. GeoCities hereby agrees that so long as such action does
           ----------
not have a material adverse effect on GeoCities and its subsidiaries, taken as a whole, a substantial portion of the operations of Starseed shall remain in Ashland, Oregon for at least the first 12 months from the Closing Date, and, if at least 75% of each of the three performance goals set forth in the Performance Options (as defined in Section 5.17 below) have been met, for an additional 12-month period.

     5.15  Investor Representation Letters. Starseed shall, prior to the
           -------------------------------
Effective Date, cause to be delivered to GeoCities an Investor Representation Letter in the form of Exhibit 5.15 hereto for each of its shareholders.

     5.16  Registration Rights. GeoCities hereby agrees to grant to the holders
           -------------------
of GeoCities Common Stock issued pursuant to this Agreement, registration rights as set forth in the Declaration of Registration Rights in the form attached hereto as Exhibit 5.16.

     5.17  Performance Options.  On the Closing Date, GeoCities shall grant to
           -------------------
certain employees of Starseed options to purchase an aggregate of up to 300,000 shares of Common Stock of GeoCities under and subject to the terms and conditions of the GeoCities' 1998 Stock Incentive Plan, at an exercise price equal to the closing price of the Common Stock of GeoCities, as reported by the Nasdaq National Market, on the Closing Date (the "Performance Options"). The
                                                  -------------------
identity of the individuals to be granted Performance Options and the number of Performance Options to be granted to each individual shall be mutually agreed to by Starseed and GeoCities prior to the Closing Date.

     5.18  Employment Offer Letters and Participation in GeoCities' 1998 Stock
           -------------------------------------------------------------------
Incentive Plan. All employees of Starseed as of the Effective Time will receive
--------------
a standard offer letter from GeoCities providing for a base salary pay increase of at least 20% from the base salaries in effect for such employees as of September 16, 1998, as represented by Starseed to GeoCities. Each such employee shall, so long as such person remains employed by GeoCities, be eligible to receive option grants under GeoCities' 1998 Stock Incentive Plan under the same terms and conditions as other employees of GeoCities, which Starseed acknowledges and agrees is at the sole discretion of the Compensation Committee of the Board of Directors of GeoCities.

     5.19  Consents of KPMG Peat Marwick. Starseed and the Founders shall cause
           -----------------------------
KPMG Peat Marwick LLP to deliver, on a timely basis, all necessary consents to the inclusion of the Financial Statements in all filings of GeoCities with the SEC.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

     6.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a)  Statutes.  No action shall have been taken, and no statute, rule,
               --------
regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal; (ii) prohibit GeoCities' or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of Starseed or GeoCities, or compel GeoCities or Starseed to dispose of or hold separate all or a material portion of the business or assets of Starseed or GeoCities as a result of the Merger; or (iii) render GeoCities, Sub or Starseed unable to consummate the Merger.

          (b)  Legal Action.  No temporary restraining order, preliminary
               ------------
injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against Starseed, the Surviving Corporation or GeoCities if the Merger is consummated, shall be pending which, in the good faith judgment of Starseed's or GeoCities' Board of Directors (acting upon the written opinion of outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a Material Adverse Effect on GeoCities or the Surviving Corporation. In the event any such order or injunction shall have been issued, each party agrees to use its best efforts to have any such injunction lifted.

         (c)  Approvals. All authorizations, consents, orders or approvals of,
              ---------
or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting GeoCities' ownership of Starseed or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to GeoCities or Starseed.

    6.2  Conditions of Obligations of GeoCities and Sub. The obligations of
         ----------------------------------------------
GeoCities and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by GeoCities and Sub:

         (a)  Representations and Warranties. The representations and warranties
              ------------------------------
of Starseed and the Founders set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects)
(i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of each such date, and GeoCities shall have received a certificate signed by the Chief Executive Officer of Starseed and from the Founders to such effect on and dated the Closing Date.

         (b)  No Material Adverse Change. There shall have been no material
              --------------------------
adverse change in the assets, liabilities, business, financial condition or prospects of Starseed from the date hereof through the Closing Date, and GeoCities shall have received a certificate signed by the Chief Executive Officer of Starseed and from the Founders to such effect on and dated the Closing Date.

         (c)  Performance of Obligations of Starseed. Starseed shall have
              --------------------------------------
performed all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date, and GeoCities shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Starseed to such effect on and dated the Closing Date.

         (d)  Opinion of Starseed's Counsel. GeoCities shall have received an
              -----------------------------
opinion, on and dated the Closing Date, from Tonkon Torp LLP, counsel to Starseed, in form and substance reasonably satisfactory to GeoCities, substantially in the form attached hereto as Exhibit 6.2(d).

         (e)  Opinion of Starseed's Louisiana Counsel. GeoCities shall have
              ---------------------------------------
received an opinion, on and dated the Closing Date, from Liskow & Lewis, special Louisiana corporate counsel to Starseed, in form and substance reasonable satisfactory to GeoCities, substantially in the form attached hereto as Exhibit 6.2(e).

         (f) Consents. GeoCities shall have received duly executed copies of all
             --------
consents of third parties (other than governmental entities) required by Starseed to consummate the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to GeoCities.

         (g) Noncompetition/Nonsolicitation Agreements. GeoCities shall have
             -----------------------------------------
received Noncompetition/Nonsolicitation Agreements in the form attached hereto as Exhibit 6.2(g), executed by Lanusse, Weil, Turner, Tim Killeen, Angelea Kelley and David Farrell.

         (h) No Dissenter's Rights. No Starseed shareholder shall be entitled to
             ---------------------
dissenter's rights under the LBCL with respect to the Merger.

         (i) Blue Sky Approvals. GeoCities shall have obtained all necessary
             ------------------
blue sky approvals for the issuance of the GeoCities Common Stock pursuant to the Merger.

         (j) Secretary's Certificate. Starseed shall have delivered to GeoCities
             -----------------------
a certificate of its Secretary certifying as to:

                (i) Resolutions of its shareholders and Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements, documents and transactions contemplated hereby; and

                (ii) The incumbency of its officers executing this Agreement and all other agreements and documents contemplated hereby.

            (k) Escrow Agreement. The Escrow Agent and the Shareholders' Agent
                ----------------
shall have entered into the Escrow Agreement.

            (l) Shareholder Approval. Starseed's shareholders shall have
                --------------------
approved the Merger and this Agreement at a duly convened shareholders meeting.

            (m) Holdback Agreement and Holdback Option Agreement. Lanusse shall
                ------------------------------------------------
have signed and delivered the Holdback Agreement (as defined in Article IX below) and Weil and Turner shall each have signed a Holdback Option Agreement.

       6.3  Conditions of Obligations of Starseed. The obligation of Starseed to
            -------------------------------------
effect the Merger is subject to the satisfaction of the following conditions unless waived by Starseed:

            (a) Representations and Warranties. The representations and
                ------------------------------
warranties of GeoCities and Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects)
(i) as of the date of this Agreement; and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Starseed shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of GeoCities to such effect on and dated the Closing Date.

     (b) Performance of Obligations of GeoCities and Sub. GeoCities and Sub
         -----------------------------------------------
shall have performed all obligations and covenants required to be performed by them under this Agreement and the Merger Agreement prior to the Closing Date, and Starseed shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of GeoCities to such effect on and dated the Closing Date.

     (c) Opinion of GeoCities' Counsel. Starseed shall have received an opinion
         -----------------------------
on and dated the Closing Date of Brobeck, Phleger & Harrison LLP, counsel to GeoCities, in form and substance reasonably satisfactory to Starseed, substantially in the form attached hereto as Exhibit 6.3(c).

     (d) Employment Letter. GeoCities shall have delivered to Lanusse an
         -----------------
executed copy of the Employment Letter in the form attached hereto as Exhibit 6.3.(e).

     (e) Consulting Agreement. GeoCities shall have delivered to Weil an
         --------------------
executed copy of the Consulting Agreement in the form attached hereto as Exhibit 6.3(f).

     (f) Performance Options. GeoCities shall have granted the Performance
         -------------------
Options as contemplated by Section 5.7 hereof.

     (g) Shareholder Approval. Starseed's shareholders shall have approved the
         --------------------
Merger and this Agreement at a duly convened shareholders meeting.

     (h) Escrow Agreement. The Escrow Agent shall have entered into the Escrow
         ----------------
Agreement.

     (i) Declaration of Registration Rights. GeoCities shall have made the grant
         ----------------------------------
of registration rights as contemplated by Section 5.16.

     (j) Secretary's Certificate. Each of GeoCities and Sub shall have delivered
         -----------------------
to Starseed a certificate of its Secretary certifying:

         (i) Resolutions of its shareholders, if necessary, and its Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements, documents and transactions contemplated hereby; and

         (ii) The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

                                  ARTICLE VII
                                  TERMINATION

     7.1  Termination.
          -----------

          (a) This Agreement may be terminated at any time prior to the Effective Time:

              (i) by mutual written agreement of GeoCities and Starseed;

              (ii) by GeoCities (provided GeoCities is not in material breach of this Agreement), if there has been a breach by Starseed of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Starseed which is material and which Starseed fails to cure within five business days after notice thereof is given by GeoCities (except that no cure period shall be provided for a breach by Starseed which by its nature cannot be cured);

              (iii) by GeoCities if the Board of Directors of Starseed amends, withholds or withdraws its recommendation of the Merger (provided GeoCities is not in material breach of this Agreement);

              (iv) by Starseed (provided Starseed is not in material breach of this Agreement), if there has been a breach by GeoCities or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of GeoCities or Sub which is material and which GeoCities or Sub, as the case may be, fails to cure within five business days after notice thereof is given by Starseed (except that no cure period shall be provided for a breach by GeoCities or Sub which by its nature cannot be cured);

              (v) by GeoCities or Starseed, if the Closing shall not have occurred before 5:00 p.m. (Pacific Time) on or before December 31, 1998; provided, that the right to terminate this Agreement under this Section 7.1(a)(v) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

              (vi) by GeoCities or Starseed if (A) any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable; or (B) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal or which would prohibit GeoCities' or the Surviving Corporation's ownership or operation of all or a material portion of the business of Starseed, or compel GeoCities or the Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Starseed or GeoCities or the Surviving Corporation as a result of the Merger; or

              (vii) by GeoCities if the holders of more than five percent of the Starseed Common Stock have voted against the Merger and otherwise perfected their appraisal rights as set forth in the LBCL.

         (b) Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action .

         (c) If either GeoCities or Starseed terminates this Agreement pursuant to this Section 7.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breach of this Agreement), provided that the agreements contained in Sections 5.3 and 5.8 hereof shall survive.

                                 ARTICLE VIII
                        INDEMNIFICATION AND ESCROW FUND

    8.1  Indemnity and Escrow Fund. The holders of Starseed Common Stock, and
         -------------------------
options to purchase Starseed Common Stock, immediately prior to the Effective Time, shall indemnify and hold harmless GeoCities and the Surviving Corporation in respect of any and all Damages (as defined below) that GeoCities or the Surviving Corporation incur by reason of any Indemnifiable Items (as defined below). To secure performance of such indemnification obligations, as soon as practicable after the Effective Time, 116,250 of the Merger Shares plus that number of Merger Shares having a value (based on the Average Price) equal to $405,000 (collectively, the "Escrow Shares") shall be deposited with and
                             -------------
registered in the name of an institution selected by GeoCities with the consent of Starseed (which consent shall not be unreasonably withheld) as escrow agent (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow
      ------------                                                     ------
Fund") and to be governed by the terms set forth herein and in the Escrow
----
Agreement attached hereto as Exhibit 5.10. The Escrow Fund shall be available to compensate GeoCities and the Surviving Corporation for any loss, expense, liability or other damage, including, without limitation, reasonable attorneys' fees, accountants' fees, and all other reasonable costs and expenses of litigation, investigation, defense or settlement of claims (including costs of all appeals related thereto) or threats thereof and amounts paid in settlement to the extent of the amount of such loss, expense, liability or other damage (collectively, "Damages") that GeoCities and the Surviving Corporation incur by
                -------
reason of (i) the breach by Starseed or any Founder of any representation, warranty, covenant or agreement of Starseed or any Founder contained herein; and
(ii) any of the matters set forth in Exhibit 8.1 hereto (collectively, (i) and
(ii) shall be referred to as "Indemnifiable Items"). Nothing contained in this
                              -------------------
Article VIII shall limit the liability (i) of Starseed or any Founder for any breach of any representation, warranty or covenant if the Merger does not close; or (ii) of any Starseed shareholder in connection with any breach by such shareholder of the Voting Agreement. GeoCities and the Surviving Corporation hereby agree that prior to seeking recourse from or bringing a claim against any Starseed shareholder or option holder (including the Founders) individually for any Damages, they will first seek to be made whole for any Damages from the Escrow Fund.

     8.2  Escrow Period.  The Escrow Period shall terminate at the expiration of
          -------------
18 months following the Closing Date; provided, that a portion of the Escrow Fund, which, in the reasonable judgment of GeoCities, subject to the objection of the Shareholders' Agent and the subsequent resolution or arbitration of the matter in the manner provided in Section 8.5, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 8.3(a) below) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     8.3  Claims Upon Escrow Fund.
          -----------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate of GeoCities (an "Officer's Certificate")
                                                 ---------------------
specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the Indemnifiable Item which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.4 hereof, deliver to GeoCities out of the Escrow Fund, as promptly as practicable, GeoCities Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.

          (b) For the purpose of compensating GeoCities for its Damages from the Escrow Fund, the GeoCities Common Stock in the Escrow Fund shall be valued at the average of the closing prices of the Common Stock of GeoCities, as reported by the Nasdaq National Market over the period of five trading days ending on the trading day preceding the date on which the GeoCities Common Stock is delivered by the Escrow Agent to GeoCities.

     8.4  Objections to Claims. At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section 8.6 below) and for a period of 15 days after such delivery, the Escrow Agent shall make no delivery of GeoCities Common Stock or other property pursuant to Section 8.3 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such 15-day period, the Escrow Agent shall make delivery of the GeoCities Common Stock or other property in the Escrow Fund in accordance with Section 8.3 hereof; provided, that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to GeoCities prior to the expiration of such 15-day period.

     8.5  Attempt to Resolve Conflicts; Arbitration.
          -----------------------------------------

          (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by GeoCities made in any Officer's Certificate or otherwise, GeoCities shall have 30 days to respond in a written statement to the objection of the Shareholders' Agent. If after such 30-day period there remains a dispute as to any claims, the Shareholders' Agent and GeoCities shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and GeoCities should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall, if a claim is being made against the Escrow Fund, be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the GeoCities Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

     (b) If no such agreement can be reached after good faith negotiation, either GeoCities or the Shareholders' Agent may, by written notice to the other, demand binding arbitration of the matter unless the Damages are at issue in pending litigation with a third party. If the Damages are at issue in pending litigation, then the arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, GeoCities and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

     (c) Any such arbitration shall be held in the County of Los Angeles, California under the commercial rules then in effect of the American Arbitration Association. The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in any appropriate court in the County of Los Angeles, California and in connection with such action to compel the laws of the State of California to control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

     (d) If a dispute is submitted for arbitration as provided in this Section 8.5, the Escrow Agent shall continue to hold Escrow Shares in the Escrow Fund having a value sufficient to cover the Damages related to such dispute (the "Contested Damages") (but only to the extent that there are Escrow Shares
 -----------------
remaining in the Escrow Fund) until: (i) delivery of a copy of a settlement agreement executed by GeoCities and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the release of such Escrow Shares that shall be made with respect to the Contested Damages; (ii) delivery of a copy of the final decision of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Damages; or (iii) receipt of a court order or judgment directing the Escrow Agent to act with respect to the distribution of any Escrow Shares. The Escrow Agent shall thereupon release the Escrow Shares from the Escrow Fund (to the extent Escrow Shares are then held in the Escrow Fund) in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this Agreement, including Contested Damages, the Escrow Agent will not be required to resolve the controversy.

     8.6  Shareholders' Agent.
          -------------------

          (a) Lanusse shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Starseed shareholders to give
  -------------------
and receive notices and communications, to authorize delivery to GeoCities of the GeoCities Common Stock or other property from the Escrow Fund in satisfaction of claims by GeoCities, to settle any other claims for indemnification, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to GeoCities. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Starseed shareholders.

          (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Starseed shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Shareholders' Agent shall have reasonable access to information about Starseed and the reasonable assistance of Starseed's officers and employees for purposes of performing its duties and exercising its rights hereunder; provided, that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Starseed to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     8.7  Actions of the Shareholders' Agent.  A decision, act, consent or
          ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all Starseed shareholders for whom shares of GeoCities Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Starseed shareholder, and the Escrow Agent and GeoCities may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Starseed shareholder. The Escrow Agent and GeoCities are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

     8.8  Third-Party Claims. In the event that a third party asserts or
          ------------------
threatens a claim which GeoCities believes may result in a demand against the Escrow Fund, GeoCities shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent on behalf of the Starseed shareholders for whom shares of GeoCities Common Stock otherwise issuable or payable to them are deposited in the Escrow Fund shall be entitled, at such shareholders' expense, to participate in any defense of such claim. Unless the Shareholder's Agent elects to assume such defense (with counsel reasonably acceptable to GeoCities, and, provided, that the Shareholder's Agent has the reasonable means to put on such a defense), GeoCities shall have the right to settle any such claim (with its own counsel); provided, that GeoCities may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent and the former Starseed shareholders shall have no power or authority to object under Section 8.4 or any other provision of this Article VIII to the amount of any claim by GeoCities against the Escrow Fund for indemnity with respect to such settlement.

     8.9  Limitations.
          -----------

          (a) Notwithstanding anything else set forth herein, GeoCities and the Surviving Corporation may not receive any Escrow Shares from the Escrow Fund and shall not otherwise be entitled to any indemnification under this Article VIII unless and until an Officer's Certificate or Certificates identifying Damages of at least an amount equal to the sum of $50,000, plus the 24/7 Termination Payment (as defined in Exhibit 8.1) in the aggregate has or have been delivered to the Escrow Agent and Shareholders' Agent as provided in Sections 8.3 and 8.4, in which case GeoCities shall be entitled to receive Escrow Shares equal in value to the full amount of any and all Damages. In determining whether a breach has occurred for purposes of this Article VIII and the amount of Damages attributable thereto, any materiality statement contained in any representation, warranty or consent of Starseed or the Founders shall be disregarded.

          (b) Notwithstanding anything else set forth herein, GeoCities and the Surviving Corporation shall not be compensated from the Escrow Fund or otherwise in respect of any Damages that are covered by insurance proceeds from insurance owned and paid for by Starseed prior to the Effective Time to the extent that GeoCities and/or such other persons actually receive such insurance proceeds to cover such Damages from such insurance (including all costs and expenses incurred in pursuing and collecting such insurance proceeds).

          (c) The parties hereto understand and agree that the indemnity obligations of the Starseed shareholders and option holders, including the Founders, under this Article VIII shall terminate 18 months from the Closing Date, except (i) insofar as a claim for indemnification under this Article VIII has been asserted and such claim has not been resolved in accordance with the terms of the this Agreement, the Escrow Agreement or otherwise, or (ii) for any Damages incurred by GeoCities or the Surviving Corporation as a result of a breach of the representations and warranties set forth in Sections 3.2 and 3.27, in which case the indemnity obligations shall terminate five years from the Closing Date. No Starseed shareholders or option holder shall be personally liable under this Article VIII for any Damages beyond the Merger consideration received by such shareholder or option holder under this Agreement.

          (d) Nothing herein shall limit GeoCities' right to seek recourse against any person or entity for claims based on fraud.

                                  ARTICLE IX
                              HOLDBACK SECURITIES

     Lanusse shall execute an agreement (the "Holdback Agreement") on or before
                                              ------------------
the Closing Date under which, effective as of the Effective Time, 25% of the GeoCities Common Stock received by him in the Merger shall be subject to a two year holding period commencing on the Closing Date (the "Holdback Securities").
                                                         -------------------
So long as Lanusse remains in the service of GeoCities, and subject to the terms and conditions of such agreement, the Holdback Securities shall revert back to Lanusse in two equal annual installments measured from the Closing Date; provided, that such Holdback Securities shall immediately revert back to Lanusse in full at any time during such two year period that the services of Lanusse are terminated by GeoCities without Cause (as defined in the Employment Letter) or by reason of the death or permanent disability of Lanusse.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1  Survival of Representations, Warranties and Agreements.  All
           ------------------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall terminate 18 months after the Closing Date; provided, that the representations and warranties set forth in Sections 3.2 and
3.27 shall survive until the date which is five years from the Closing Date.

     10.2  Amendment.  This Agreement may be amended by the parties hereto, by
           ---------
action taken by their respective Board of Directors, at any time before or after approval of the Merger by the shareholders of Starseed; provided, that following approval of the Merger by the shareholders of Starseed, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.3  Extension; Waiver.  At any time prior to the Effective Time, each of
           -----------------
Starseed and GeoCities, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.4  Notices and Consents.  All notices and other communications hereunder
           --------------------
shall be in writing and shall be deemed given if delivered personally (including by overnight delivery service) or mailed by registered or certified mail (return receipt requested) or sent by facsimile

(with receipt confirmed), to the parties at the following addresses or facsimile number (or at such other address for a party as shall be specified by like notice):

          (a)  if to GeoCities or Sub to:
               GeoCities
               1918 Main Street, Third Floor
               Santa Monica, CA  90405
               Attn:  General Counsel
               Telephone No.:  (310)  664-6500
               Facsimile No.:  (310) 664-6520

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               38 Technology Drive
               Irvine, CA  92618
               Attn:  Greg T. Williams, Esq.
               Telephone No.:  (949) 790-6300
               Facsimile No.:  (949) 790-6301

          (b)  if to Starseed to:
               Starseed, Inc.
               645 "A" Street
               Ashland, OR  97520
               Attn:  Charles W. Lanusse III
               Telephone No.:  (541) 482-3000
               Facsimile No.:  (541) 482-2218

               with a copy to:

               Tonkon Torp LLP
               888 SW Fifth Avenue, Suite 1600
               Portland, OR  97204
               Attn:  Brendan R. McDonnell, Esq.
               Telephone No.:  (503) 802-2054
               Facsimile No.:  (503) 274-8779

          (c)  if to the Founders to:
               Charles W. Lanusse III
               645 "A" Street
               Ashland, OR  97520

               Sage Weil
               1852 Antioche
               Claremont, CA  91711

               Eric Turner
               68 East Main Street, #3
               Ashland, OR  97520
               with a copy to:

               Tonkon Torp LLP
               888 SW Fifth Avenue, Suite 1600
               Portland, OR  97204
               Attn:  Brendan R. McDonnell, Esq.
               Telephone No.:  (503) 802-2054

     10.5  Interpretation.  When a reference is made in this Agreement to
           --------------
Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and
                                                 -------    --------
"including" when used herein shall be deemed in each case to be followed by the
 ---------
words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     10.7  Entire Agreement.  This Agreement and the documents and instruments
           ----------------
and other agreements among the parties delivered pursuant hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

     10.8   No Transfer.  This Agreement and the rights and obligations set
            -----------
forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.9   Severability. If any provision of this Agreement, or the application
            ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     10.10  Other Remedies.  Except as otherwise provided herein, any and all
            --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     10.11  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     10.12  Absence of Third-Party Beneficiary Rights.  No provision of this
            -----------------------------------------
Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be solely between the parties to this Agreement.

    10.13  Mutual Drafting.  This Agreement is the joint product of GeoCities
           ---------------
and Starseed, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of GeoCities and Starseed, and shall not be construed for or against any party hereto.

    10.14  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (EXCEPT, FOR THE PURPOSE OF EFFECTING THE MERGER, TO THE EXTENT REQUIRED UNDER DELAWARE LAW TO BE GOVERNED BY THE DGCL AND UNDER LOUISIANA LAW TO BE GOVERNED BY THE LBCL).

    10.15  September 1, 1998 Letter Agreement.  To the extent that the terms of
           ----------------------------------
this Agreement conflict with the terms of the Letter Agreement, the terms of this Agreement shall apply.

    10.16  Tigress the Cat.   As in all of its acquisitions, GeoCities is highly
           ---------------
motivated to successfully blend the GeoCities and Starseed corporate cultures following the Closing. It has come to GeoCities' attention that Tigress, the WebRing cat, lives at the Starseed offices and is a "special member" of the Starseed family. Therefore, in the same high regard that GeoCities holds each highly valued member of its family, GeoCities desires to confirm its commitment to Tigress as part of the consummation of the corporate marriage between GeoCities and Starseed. In that regard, GeoCities does hereby agree to provide Tigress with a permanent home at the WebRing division headquarters as long as she may choose; pay up to $50 per month for food, regular veterinary visits and other feline necessities for Tigress; and allow Tigress to continue to attend company meetings, strategy sessions and leisure activities as consistent with her past practices.

     IN WITNESS WHEREOF, GeoCities, Sub, Starseed and the Founders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              GEOCITIES

                              By:
                                   ---------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              GEOCITIES ACQUISITION CORPORATION

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                    --------------------------------------------


                              STARSEED, INC.

                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              THE FOUNDERS


                              --------------------------------------------------
                              Charles Lanusse III


                              --------------------------------------------------
                              Sage Weil


                              --------------------------------------------------
                              Eric Turner

                                  Exhibit 8.1

                        Additional Indemnifiable Items
                        ------------------------------


1. Any Damages arising out of or related to Starseed's relationship with Keyline Capital Investments, Ltd., Capitaline Partners LLP, or any entity or individual related to such entities.

2. Any Damages arising out of or related to Starseed's failure to pay any withholding or other taxes, or its failure to file any income tax return prior to the Closing Date.

3. One-half of the amount of Damages, if any, arising out of or related to the termination of the April 15, 1998 Advertising Agreement between Starseed and 24/7 Media, Inc. (the "24/7 Termination Payment"); provided, that
                                ------------------------
     Lanusse shall have the right, along with a representative of GeoCities, to negotiate any termination of such agreement.

4. Any subsequent changes in deferred compensation associated with any unvested Starseed Stock Option in excess of that reflected on the Financial Statements opined on by KPMG Peat Marwick LLP.

5. Any Damages arising out of or related to any claim by any holder of a Starseed Stock Option or holder of Starseed Common Stock arising out of or related to the waiver of such option holders right to receive any portion of the Cash Payment.